UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stockholder Approval of 2006 Equity Incentive Plan

On March 21, 2006, the stockholders of SBE, Inc. (the “Company”) approved the Company’s 2006 Equity Incentive Plan (the “Plan”) and the reservation of 1,500,000 shares of the Company’s Common Stock for issuance thereunder. All material terms of the Plan were described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 13, 2006 and are incorporated herein by reference.

Approval of Chief Executive Officer Terms of Compensation

On March 21, 2006, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved new compensation terms for Kenneth G. Yamamoto, who was appointed recently as President and Chief Executive Officer of the Company. These new compensation terms comprise the following: (a) an annual base salary of $225,000 (subject to reduction during the Company’s salary reduction program as described below); (b) an option to purchase 100,000 shares of the Company’s common stock described in more detail below; and (c) a restricted stock grant of 15,000 shares of the Company’s common stock described in more detail below. In addition, Mr. Yamamoto would enter into the Company’s standard Executive Severance Benefits Agreement, which provides that if, within six months after a change in control of the Company, Mr. Yamamoto’s employment is terminated by the Company without cause or Mr. Yamamoto resigns for certain reasons specified in the agreement, then Mr. Yamamoto would be entitled to receive severance payments equal to six months of his then base salary, acceleration in full of all outstanding options held by him and a pro rata portion of any bonus to which he would have been entitled had his employment continued.

Approval of Officer Stock Option and Restricted Stock Grants

On March 21, 2006, the Compensation Committee also approved Company-wide stock option and restricted stock bonus grants. The option and bonus grants made to the executive officers of the Company (including persons who constitute the Company’s “named executive officers” within the meaning of Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) were as follows:

Name and Title	Number of Shares Subject to Stock Option Grant	Number of Shares Subject to Restricted Stock Grant
Kenneth G. Yamamoto President and Chief Executive Officer	100,000	15,000
David W. Brunton Vice President, Finance and Chief Financial Officer	25,000	15,000
Nelson Abal Vice President, Sales	20,000	12,000

All options granted have a per share exercise price equal to $1.00, which was the fair market value of one share of the Company’s Common Stock on the date of grant, and a term of seven years from the date of grant. Mr. Yamamoto’s option is subject to vesting over four years from the date of grant, with the option becoming exercisable as to 1/4 of the shares subject to the option on the first anniversary of the date of grant and exercisable as to an additional 1/48 of the shares subject to the option each month thereafter, for so long as Mr. Yamamoto remains in continuous service to the Company during the vesting period. All other options granted are subject to vesting over two years from the date of grant, with each option becoming exercisable as to 1/2 of the shares subject to the option on the first anniversary of the date of grant and exercisable as to an additional 1/12 of the shares subject to the option each month thereafter, for so long as the optionee remains in continuous service to the Company during the vesting period. Each restricted stock grant is subject to vesting (forfeiture to the Company) over 18 months from the date of grant, with 1/4 of the shares vesting on the first anniversary of the date of grant and 3/4 of the shares vesting each month thereafter, provided the recipient remains in continuous service to the Company during the vesting period.

Approval of Salary Reduction Program and Stock Grants

On March 21, 2006, the Compensation Committee also approved a continuation in its company-wide salary reduction program, subject to certain modifications. In the modified program, each employee’s salary (in most cases as it existed prior to implementation of the Company’s salary reduction program in January 2006) would be reduced by the following percentage: (a) for employees with an original base salary of less than $100,000, 10%; (b) for employees with a title below that of Director with an original base salary of $100,000 or higher, 15%; (c) for Director-level employees and higher, 20%; and (d) for the Chief Executive Officer, 37.8%. The salary reductions will remain in effect until such time as the Board determines to increase them.

All officers of the Company were included in this salary reduction program. The new base salaries of the executive officers of the Company are as follows:

Name and Title	Original Annualized Base Salary	Annualized Base Salary During Salary Reduction
Kenneth G. Yamamoto President and Chief Executive Officer	$225,000	$140,000
David W. Brunton Vice President, Finance and Chief Financial Officer	$180,000	$144,000
Nelson Abal Vice President, Sales	$140,000	$112,000

In order to continue to motivate and retain the Company’s employees despite such salary reductions, and in consideration of the employees’ prior service to the Company, the Compensation Committee also approved stock grants to all employees of the Company pursuant to the Company’s 2006 Equity Incentive Plan. At the time of each regular payroll date of the Company, each employee would receive a stock bonus for a number of shares equal to (a) the dollar amount by such employee’s gross salary was reduced for such payroll period pursuant to the Company’s salary reduction program, divided by (b) 85% of the closing price of the Company’s Common Stock on a date within five business days prior to the payroll date, such date to be selected by the Company in its sole discretion

In addition, the Compensation Committee also approved the continued suspension of all cash Board and Board committee fees. In place of such cash payments, each non-employee member of the Board will receive a monthly stock bonus for a number of shares equal to (a) his monthly director fee ($3,750 in the case of the Chairman of the Board and $2,500 in the case of all other non-employee directors), divided by (b) 85% of the closing price of the Company’s Common Stock on a date within five business days prior to the payment date, such date to be selected by the Company in its sole discretion.

The salary and director fee reduction was adopted in order to reduce the Company’s operating expenses in the short term while continuing to develop the Company’s next-generation IP storage products. On March 14, 2006 in a cost reduction measure, the Company terminated the employment of Andre Hedrick, Chief Technical Officer, and two other employees. The Company expects to save $326,000 per quarter as a result of such salary and director fee reductions coupled with the resignation of Dan Grey, CEO & President and the savings as a result of the termination of the three previously mentioned employees. The Company expects that employees of the Company will sell shares granted pursuant to such stock grants as they vest in order to cover their personal expenses, and that such selling may have a depressive effect on the Company’s stock price in the short term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 23, 2006

SBE, Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer